                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 23, 2000 related to the financial statements of Asia Global Crossing Ltd. (and to all reference to our Firm) included in or incorporated by reference in this Registration Statement on Form S-1.

/s/ Arthur Andersen

May 23, 2000
Hamilton, Bermuda